THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCIAY STREET
NEW YORK, NEW YORK 10286


CWMBS, INC.                                               Revised as of 7/18/96
MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 1996-01 CUSIP # 126691
STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENT DATED MARCH 1, 1996
CUSIP #126691                         Distribution Date              06/25/96

                                                                  SINGLE                 TOTAL
4.04(i)  Reduc6on of the Stated Amount of Certificates         CERTIFICATE              AMOUNT
             Class A-1 Certificates.        SW5                 $7.82062227           $288,432.37
             Class A-2 Certifirates.        SX3                 $0.00000000                 $0.00
             Claw A-3 Certificates.         SY1                 $1.42962380            $67,263.80
             Class A-4 Certificates.        SZ8                 $0.00000000                 $0.00
             Class A-5 Cwfficates.          TA2                 $0.00000000                 $0.00
             Class A-6 Certificates.        TB0                 $0.72283545             $7,951.19
             Claw A-7 Certificates.         N/A                 $0.00000000                 $0.00
             Class X Certificates.          TD6                 $0.00000000                 $0.00
             Class A-R Certicates.          TE4                 $0.00000000                 $0.00
             Class PO Certificates.         TC8                 $1.03792655               $555.90
             Class B-1 Certificates.        TF1                 $0.72283544             $2,855.20
             Class B-2 Certificates.        TG9                 $0.72283707             $1,903.23
             Class B-3 Certificates.        TH7                 $0.72283309             $1,459.40
             Class B-4 Certificates.                            $0.72283599               $634.65
             Class B-5 Certificates.                            $0.72283270               $380.21
             Class B-6 Certificates.                            $0.72284111               $382.79

                                                     Total                             371,918.74

         Aggregate amount of any Principal Prepayments                                 179,034.03

4.04(ii)                                                          SINGLE                 TOTAL
         Amounts distributed representing interest             CERTIFICATE              AMOUNT
             Class A-1 Certificates.                            $5.42060837           $199,917.46
             Class A-2 Certificates.                            $5.58333333            $86,988.33
             Class A-3 Certificates.                            $5.54029880           $260,671.06
             Class A-4 Certificates.                            $5.24137090            $15,100.39
             Class A-5 Certificates.                            $5.61575453            $16,178.99
             Class A-6 Certificates.                            $6.03307993            $66,363.88
             Class A-7 Certificates.                            $5.54719107           $267,590.95
             Class X Certificates.                              $0.40927022            $60,693.80
             Class A-R Certificates.                            $0.00000000                 $0.00
             Class PO Certificates.                             $0.00000000                 $0.00
             Class B-1 Certificates.                            $6.03307993            $23,830.67
             Class B-2 Certicates.                              $6.03307993            $15,885.10
             Class B-3 Certificates.                            $6.03307990            $12,180.79
             Class B-4 Certificates.                            $6.03307993             $5,297.04
             Class B-5 Certificates.                            $6.03307992             $3,173.40
             Class B-6 Certificates.                            $6.03307997             $3,194.90

                                                     Total                           1,037,066.75

4.04(iii) Amount of shortfall which is less than the full amount that would be distributed:

                Principal        0.00
                Interest         0.00

4.04(iv) Stated Amount of Certificates after this Distribution



                                              ORIGINAL            SINGLE                   TOTAL
                                               BALANCE         CERTIFICATE                 AMOUNT
             Class A-1 Certificates.      36,881,000.00     $977.74453621          $36,060,196.24
             Class A-2 Certificates.      15,580,000.00   $1,000.00000000          $15,580,000.00
             Class A-3 Certificates.      47,050,000.00     $983.51238555          $46,274,257.74
             Class A-4 Certificates.       2,881,000.00     $898.52072544           $2,588,638.21
             Class A-5 Certificates.       2,881,000.00     $898.52072544           $2,588,638.21
             Class A-6 Certificates.      11,000,000.00     $997.85591091          $10,976,415.02
             Class A-7 Certifirates.      48,239,000.00     $992.03459690          $47,854,756.92
             Class X Certificates.       148,297,622.57     $983.13048047         $145,795,912.93
             Class A-R Certificates.           1,000.00       $0.00000000                   $0.00
             Class PO Certificates.          535,587.03     $996.81579294             $533,881.61
             Class B-1 Certificates.       3,950,000.00     $997.85591139           $3,941,530.95
             Class B-2 Certificates.       2,633,000.00     $997.85590961           $2,627,354.61
             Class B-3 Certificates.       2,019,000.00     $997.85590887           $2,014,671.08
             Class B-4 Certificates.         878,000.00     $997.85591116             $876,117.49
             Class B-5 Certificates.         526,000.13     $997.85591255             $524,872.21
             Class B-6 Certificates.         529,563.70     $997.85591191             $528,427.70

                                                              Total                172,969,757.89

4.04(v)  The Pool Stated Principal Balance for the following
         Distribution Date:                                      172,969,757.91

4.04(vi) Senior Percentage for the following Distribution Date  93.551851499720%
         Subordinated Percentage for the following
         Distribution Date                                       6.448148500280%

4.04(vii) Amount of the Master Servicing Fees paid to or retained by the
          Master Servicer with respect to such Distribution Date      36,098.82


4.04(viii)        Pass-Through Rate for each such Class of Certificates
             Class A-1 Certificates.        6.60000%
             Class A-2 Certificates.        6.70000%
             Class A-3 Certificates.        6.75000%
             Class A-4 Certificates.        7.00000%
             Class A-5 Certificates.        7.50000%
             Class A-6 Certificates.        7.25000%
             Class A-7 Certificates.        7.25000%
             Class X Certificates.          0.73986%
             Class A-R Certificates.        7.25000%
             Class PO Certificates.         0.00000%
             Class B-1 Certificates.        7.25000%
             Class B-2 Certificates.        7.25000%
             Class B-3 Cerfificates.        7.25000%
             Class B-4 Certifirates.        7.25000%
             Class B-5 Certificates.        7.25000%
             Class B-6 Certificates.        7.25000%


4.04(ix) Amount of Advances included in the distribution on this
         Distribution Date                                         6,393.95
         Aggregate amount of Advances outstanding as of the close of business on
         such Distribution Date.                                   6,393.95

4.04(x) A. The number and aggregate principal amounts of Mortgage Loans delinquent

                        30 to 59 days        3         6,393.95
                        60 to 89 days        1       396,000.00
                        90 or more           0             0.00

         B. The number and aggregate principal amounts of Mortgage Loans in foreclosure and delinquent

                                   In Foreclosure       0             0.00

4.04(xi) Loan number and Stated Principal Balance for any Mortgage loan that became an REO Property during the preceding calendar month.

4.04(xii)Total  number and  principal  balance of any REO  Properties  as of the close  of  business  on the  Determination  Date  preceding  such
         Distribution Date.                                            0.00

4.04(xiii) Senior Prepayment Percentage for following Distribution
           Date                                            100.000000000000%

4.04(xiv)Aggregate amount of Realized Losses incurred during preceding month
         Aggregate amount of Realized Losses through Distribution Date  0.00

4.04(xv) Special Hazard Loss Coverage Amount      3,760,049.30
         Required Fraud Loss Coverage             8,000,007.24
         Current Bankruptcy Coverage                 50,000.00